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                                                                    Exhibit 10.3

                      FIRST AMENDMENT TO SUBLEASE AGREEMENT

      This first amendment ("Amendment"), made as of this 2nd day of February, 1998, by and between Global Discount Travel Services, LLC, a Nevada limited liability company, located at 980 Kelly Johnson Drive, Las Vegas, Nevada 89119 ("GDTS"), and Lockheed Martin Corporation, located at 12999 Deer Creek Canyon Road, Littleton, Colorado 80127 ("Lockheed Martin"), amends that certain Sublease Agreement by and between such parties, effective as of April 1, 1996 (the "Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement. The Agreement is hereby amended as follows:

      1. As set forth more specifically in the attached Exhibit A, the leased premises and square footage (the "Premises") shall be increased commencing on February 1, 1998 and shall include:

                  Area                       Rentable Square Feet
                  ----                       --------------------
                  Area 1                            4,011
                  Area 2                            2,127
                  Area 4                            1,330
                                                    -----
                  Total Rentable Square Feet        7,468

Area 2 shall include the patio premises, and the entrance lobby shall be designated as a common area for use by both Lockheed Martin and Global as depicted on Exhibit B attached hereto.

      2. The Service Monthly Rental Rate for the Premises per rentable square foot shall be $1.40, excluding electrical usage or janitorial services. The new total monthly rent shall be $44,296.81 effective Februay 15, 1998..

      3. Lockheed shall deliver the Premises "as-is". GDTS shall be responsible for all tenant retrofit at its sole cost.

      4. This Amendment is contingent upon receiving Lanlord's (Howard Hughes Properties) written consent and all conditions contained therein.

      All provisions of this Amendment shall be construed in accordance with the provisions of the Agreement. All provisions of the Agreement not affected by the Amendment shall remain in full force and effect as set forth therein.
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      IN WITNESS WHEREOF, the parties hereto have cause this Amendment to be executed as of the date hereinabove first written.

LOCKHEED ENGINEERING & SCIENCE COMPANY      GLOBAL DISCOUNT TRAVEL SERVICES, LLC
by LMC Properties, Inc., Attorney in Fact
Under Irrovocable Power of Attorney
dated June 5, 1996

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P. L. Diebert                               Terry O'Neal
Manager, Real Estate